Exhibit 99.1

Boston Therapeutics Announces Strategic Marketing Agreement
with Benchworks SD Aimed At Growing Sales of SUGARDOWN®

Benchworks to Develop & Implement Strategies to Maximize Brand Awareness by Positioning SUGARDOWN® as an Adjunct to Diet and Exercise to Better Manage Blood Sugar

MANCHESTER, NH -- May 20, 2014 – Boston Therapeutics, Inc. (OTCQB: BTHE) a leading developer of compounds that address blood sugar management and inflammatory disease using complex carbohydrate chemistry, today announced the signing of a strategic marketing agreement with Benchworks SD, LLC, a leading branding and marketing agency, with the goals of driving brand awareness and growing sales of SUGARDOWN® (http://www.sugardown.com).

SUGARDOWN® is Boston Therapeutics’ currently marketed dietary supplement that is intended to support healthy blood sugar.  In addition, clinical studies indicate that SUGARDOWN® can maintain healthy glucose levels even after-meals when sugar tends to spike.

David Platt, Ph.D., Chief Executive Officer of Boston Therapeutics said, “We are excited to team with Benchworks with their deep experience helping life science companies launch and grow brands. The combination of our commitment to complex carbohydrate drug chemistry and Benchworks’ marketing expertise should be a key element of our future growth, and specifically in growing sales and broadening awareness of the potential benefits of SUGARDOWN®.”

Thad Bench, Chief Executive Officer of Benchworks commented, “We look forward to working hard with the exceptional team at Boston Therapeutics to achieve their commercial goals for SUGARDOWN® and to raise awareness of the importance of supporting healthy blood sugar levels in the vast pre-diabetic and diabetic populations in North America.”

Benchworks will take a three-pronged approach to position SUGARDOWN® as an adjunct to diet and exercise beyond the current intended use as a dietary supplement by individuals who want to more effectively manage their health with a focus on proper glucose metabolism and blood sugar levels.  The expanded three-pronged approach will include: (1) increasing awareness among people who may be at risk of developing diabetes, and their care givers; (2) creating a bond with healthcare educators and nutritionists who would recommend SUGARDOWN® for their patients, and (3) strengthening SUGARDOWN®’s medical profile by continuing to build on new data from additional clinical trial results and new scientific findings.

According to the American Diabetes Association, nearly 79 million Americans have pre-diabetes with a high percentage not yet identified.  If current trends continue, as many as one in three American adults is projected to have diabetes in 2050.

In 2012, Boston Therapeutics announced the results of a clinical study conducted at the University of Sydney in Australia that showed the post-meal incremental area under the curve (iAUC) for glucose and insulin were lower following consumption of SUGARDOWN® prior to a high carbohydrate meal of rice in a dose-dependent manner. This resulted in a reduction in post-meal elevation of blood glucose compared with the rice consumed alone. On average, there was a 32 percent reduction in the post-meal iAUC for glucose and a 24 percent reduction in post-meal insulin response for the volunteers in the study. SUGARDOWN® was tested in healthy, but overweight adults with a mean body mass index (BMI) value of 27.3 kg/m2.

About SUGARDOWN®

SUGARDOWN® is a non-systemic complex carbohydrate-based dietary food supplement made by proprietary processes and technology that supports healthy blood glucose. SUGARDOWN® is a chewable tablet that, when taken prior to meals, supports a reduction in the post-meal elevation in glucose. SUGARDOWN® works in the gastrointestinal tract to reduce the blood sugar fluctuations associated with eating high carbohydrate foods, particularly those with high glycemic index, which break down quickly into the blood stream.

These statements have not been evaluated by the FDA and SUGARDOWN® is not intended to diagnose, treat, cure or prevent any disease.

About Benchworks

Benchworks, based in Chestertown, Maryland, specializes in branding and positioning products by developing marketing promotions, product launches and online solutions for corporate clients ranging from mid-sized firms to Fortune 500 companies. Its client roster includes leading life science companies such as Pfizer Pharmaceuticals, Shire Pharmaceuticals, and Noven Pharmaceuticals, as well as other industry leaders such as Coca-Cola, Chrysler and CB Richard Ellis Inc.

About Boston Therapeutics, Inc.

Boston Therapeutics, headquartered in Manchester, NH, (OTCQB: BTHE) is an innovator in designing compounds using complex carbohydrate chemistry. The company's clinical stage product pipeline is focused on developing and commercializing therapeutic molecules that address diabetes and inflammatory diseases, including: BTI-320 (formerly PAZ320), a non-systemic chewable therapeutic compound designed to reduce post-meal glucose elevation, and IPOXYN, an injectable anti-necrosis drug designed initially to treat lower limb ischemia associated with diabetes. The company also produces and sells SUGARDOWN®, a non-systemic complex carbohydrate-based dietary food supplement designed to support healthy blood glucose. For more information, please visit www.bostonti.com and www.sugardown.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as "may," "estimate," "could," "expect" and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, that our plans, expectations and goals regarding our marketing and sales plans, including our collaboration with Benchworks, for and future scientific studies of SUGARDOWN® may not achieve their intended results.  For our clinical stage products, our clinical trials are subject to factors beyond our control and provide no assurance of FDA approval of any of our future drug development plans. Our clinical trials may not produce positive results in a timely fashion, if at all, and any necessary changes during the course of the trial could prove time consuming and costly. We may have difficulty in enrolling candidates for testing, which would affect our estimates regarding timing, and we may not be able to achieve the desired results. Any significant delays or unanticipated costs in any subsequent drug trial could delay obtaining meaningful results from Phase II studies and/or preparing for Phase III studies with the current cash on hand.

We will face competition with other treatments that are currently approved or those that are currently in development, which could have an adverse effect on our ability to achieve revenues from our approved products. Plans regarding development, approval and marketing of any of our compounds are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. We have incurred operating losses since our inception, and our ability to successfully develop and market dietary supplements or drugs may be affected by our ability to manage costs and finance our continuing operations. For a discussion of additional risk and other factors affecting our business, see our Annual Report on Form 10-K for the year ended December 31, 2013, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements, and actual results may differ materially from the results anticipated in our forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

© Boston Therapeutics, Inc. All rights reserved.

Contact:

Boston Therapeutics, Inc.
Anthony D. Squeglia
Chief Financial Officer
Phone: 603-935-9799
Email: anthony.squeglia@bostonti.com
www.bostonti.com